Exhibit 3.2

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION

OF

TESORO ENTERPRISES, INC.

Tesoro Enterprises, Inc. (the “Corporation”), a Delaware corporation, does hereby certify that the following amendments to the Corporation’s Certificate of Incorporation to change Paragraph First to change the name of the Corporation and to amend and restate Paragraph Fourth to increase the number of authorized shares, to designate a Series B preferred stock and a Series C preferred stock and to provide for a reverse split of one share for each four of its issued and outstanding shares of common stock have been duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law, as follows:

PARAGRAPH FIRST

The name of the Corporation is HUMBL, Inc.

PARAGRAPH FOURTH

The aggregate number of shares which the Corporation shall have authority to issue is 7,450,000,000 shares of common stock, $.00001 par value per share (“Common Stock”), and 25,000,000 shares of “blank check” preferred stock, par value $.00001 per share. The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Reverse Stock Split. The effective date of this reverse stock split shall be immediately upon the approval by the Financial Industry Regulatory Authority (FINRA) of such corporate action (the “Effective Time”). At the Effective Time, each four (4) shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time shall automatically be combined and converted, without any action on the part of the holder thereof, into one (1) share of fully paid and nonassessable Common Stock of the Corporation (the “Reverse Stock Split”). This Reverse Stock Split shall be effected on a certificate-by-certificate basis, and no fractional shares shall be issued as a result of this Reverse Stock Split. In lieu thereof, the Corporation shall round up in the event a stockholder would be entitled to receive less than one (1) share of Common Stock as a result of the Reverse Split.

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A. Description and Designation of Series A Preferred Stock.

(1) Designation. A total of 7,000,000 shares of the Corporation’s Preferred Stock shall be designated as “Series A Preferred Stock”. As used herein, the term “Preferred Stock” used without reference to the Series A Preferred Stock means the shares of Series A Preferred Stock and the shares of any series of authorized Preferred Stock of the Corporation issued and designated from time to time by a resolution or resolutions of the Board of Directors, share for share alike and without distinction as to class or series, except as otherwise expressly provided below.

(2) Dividends. Holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, on the same terms and conditions as that of holders of common stock, as may be declared by the Board of Directors.

(3) Liquidation. Dissolution or Winding Up.

(a) Treatment at Sale. Liquidation. Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, any distribution or payment shall be made to any holders of any shares of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A Preferred Stock or Common Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated to be senior to, or on a parity with, the Series A Preferred Stock, holders of the shares of Series A Preferred Stock, Series B Preferred Stock (defined below) and Series C Preferred Stock (defined below) shall be entitled to be paid in cash first out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to the price per share of Series A Preferred Stock originally paid to the Corporation by a holder, plus any and all accrued and unpaid dividends thereof (whether or not declared). Such amounts shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Series A Preferred Stock and such amount, as so determined, is referred to herein as the “Series A Liquidation Value” with respect to such shares.

(b) Insufficient Funds. If upon such liquidation, dissolution or winding up the assets or surplus funds of the Corporation to be distributed to the holders of shares of Series A Preferred Stock and any other then-outstanding shares of the Corporation’s capital stock ranking on a parity with respect to payment on liquidation with the Series A Preferred Stock, which shall include the Common Stock (such shares being referred to herein as the “Series A Parity Stock”) shall be insufficient to permit payment to such respective holders of the full Series A Liquidation Value and all other preferential amounts payable with respect to the Series A Preferred Stock and such Series A Parity Stock, then the assets available for payment or distribution to such holders shall be allocated among the holders of the Series A Preferred Stock and such Series A Parity Stock, pro rata, in proportion to the full respective preferential amounts to which the Series A Preferred Stock and such Series A Parity Stock are each entitled.

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(c) Certain Transactions Treated as Liquidation. For purposes of this Section 3, (A) any sale, exchange, conveyance or other disposition of the capital stock of the Corporation in a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or shifts, (B) any acquisition of the Corporation by means of merger or other form of corporate reorganization or consolidation with or into another corporation in which outstanding shares of the Corporation, including shares of Series A Preferred·Stock, are exchanged for securities or other consideration issued, or caused to be issued, by the other corporation or its subsidiary and, as a result of which transaction, the stockholders of this Corporation own 50% or less of the voting power of the surviving entity (other than a mere re-incorporation transaction), or (C) a sale, transfer or lease (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially an of the assets of the Corporation (other than to or by a majority-owned or wholly-owned subsidiary of the Corporation), shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of the Series A Preferred Stock to receive the amount that would be received in a liquidation, dissolution or winding up pursuant to Section 3(a) hereof, if the holders of at least 50% of the then outstanding shares of Series A Preferred Stock so elect by giving written notice thereof to the Corporation at least three (3) business days before the effective date of such event. The Corporation will provide the holders of Preferred Stock with notice of all transactions which are to be treated as a liquidation, dissolution or winding up pursuant to this Section 3(c) twenty (20) days prior to the earlier of the vote relating to such transaction or the closing of such transaction.

(d) Distributions of Property. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors, unless the holders of 50% or more of the then outstanding shares of Series A Preferred Stock request, in writing, that an independent appraiser perform such valuation, then by an independent appraiser selected by the Board of Directors and reasonably acceptable to 50% or more of the holders of such series of Preferred Stock.

(4) Voting Power. Except as otherwise expressly provided herein or as required by law, holders of Series A Preferred Stock shall have all voting rights of those of the holders of Corporation common stock, based on one thousand (1,000) votes of Common Stock for each one share of Series A Preferred Stock so held.

(5) Conversion Rights. There are no conversion rights.

(6) Registration Rights. Holders of Series A Preferred Stock shall be entitled to such demand and piggyback registration rights as shall be designated between each such Holder and the Corporation.

(7) Registration of Transfer. The Corporation will keep at its principal office a register for the registration of shares of Preferred Stock. Subject to the next sentence, upon the surrender of any certificate representing shares of Preferred Stock at such place, the Corporation will, at the request of the record holders of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing the aggregate number of shares of Preferred Stock represented by the surrendered certificate. It shall be a condition precedent to any such transfer that the Corporation shall receive an opinion of counsel reasonably acceptable to the Corporation that such certificates may be issued (and the Preferred Stock transferred) pursuant to an available exemption from the registration requirements of applicable state and federal securities laws. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock as is required by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

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(8) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity from the holder reasonably satisfactory to the Corporation or, in the case of such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

(9) Restrictions and Limitations on Corporate Action and Amendments to Articles. The Corporation shall not take any corporate action or otherwise amend its Certificate of Incorporation or these designations without the approval by vote or written consent of the holders of at least 70% of the then outstanding shares of Series A Preferred Stock, voting together as a single class, if such corporate action or amendment would:

(a) authorize or create any class of stock or security senior to, or on parity with, the Preferred Stock as to dividends or liquidation preferences or redemption rights;

(b) increase the authorized number of Preferred Stock or alter the powers, preferences, or right of the Preferred Stock, so as to affect them adversely;

(c) authorize the merger, consolidation, or the sale, lease or other disposition of all or substantially all of the assets of the Corporation;

(d) declare or pay any dividend or distribution on any capital stock, other than the Series A Preferred Stock or the Preferred Stock; or

(e) enter into any material joint venture, joint marketing or joint development agreement, not in the ordinary course of business; or make any changes to the employee or incentive stock option plan; make any grants of stock options or any other forms of equity or incentive compensation.

(10) No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times, in good faith, assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock hereunder. Without limiting the generality of the foregoing, the Corporation will not issue any capital stock that would dilute the voting rights of the Holders of the Series A Preferred Stock to less than 51%.

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(11) Notices of Record Date. In the event of:

(a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or Corporation,

(c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the earlier of (1) the date specified in such notice on which such record is to be taken and (2) the date on which such action is to be taken. Failure to mail such notice on a timely basis or any defect in such notice shall not affect the validity of any transaction or action referred to in this Section 11.

(12) Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder). ·

B. Description and Designation of Series B Preferred Stock.

(1) Designation. A total of 900,000 shares of the Corporation’s Preferred Stock shall be designated as “Series B Preferred Stock”. As used herein, the term “Preferred Stock” used without reference to the Series B Preferred Stock means the shares of Series B Preferred Stock and the shares of any series of authorized Preferred Stock of the Corporation issued and designated from time to time by a resolution or resolutions of the Board of Directors, share for share alike and without distinction as to class or series, except as otherwise expressly provided below.

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(2) Dividends. Holders of the Series B Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, on the same terms and conditions as that of holders of Common Stock, as may be declared by the Board of Directors.

(3) Liquidation. Dissolution or Winding Up.

(a) Treatment at Sale. Liquidation. Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, any distribution or payment shall be made to any holders of any shares of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred Stock or Common Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated to be senior to, or on a parity with, the Series B Preferred Stock, holders of the shares of Series B Preferred Stock shall be entitled to be paid in cash first with the Series A Preferred Stock and Series C Preferred Stock out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to the price per share of Series B Preferred Stock originally paid to the Corporation by a holder, plus any and all accrued and unpaid dividends thereof (whether or not declared). Such amounts shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Series B Preferred Stock and such amount, as so determined, is referred to herein as the “Series B Liquidation Value” with respect to such shares.

(b) Insufficient Funds. If upon such liquidation, dissolution or winding up the assets or surplus funds of the Corporation to be distributed to the holders of shares of Series B Preferred Stock and any other then-outstanding shares of the Corporation’s capital stock ranking on a parity with respect to payment on liquidation with the Series B Preferred Stock, which shall include the Common Stock (such shares being referred to herein as the “Series B Parity Stock”) shall be insufficient to permit payment to such respective holders of the full Series B Liquidation Value and all other preferential amounts payable with respect to the Series B Preferred Stock and such Series B Parity Stock, then the assets available for payment or distribution to such holders shall be allocated among the holders of the Series B Preferred Stock and such Series B Parity Stock, pro rata, in proportion to the full respective preferential amounts to which the Series B Preferred Stock and such Series B Parity Stock are each entitled.

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(c) Certain Transactions Treated as Liquidation. For purposes of this Section 4, (A) any sale, exchange, conveyance or other disposition of the capital stock of the Corporation in a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or shifts, (B) any acquisition of the Corporation by means of merger or other form of corporate reorganization or consolidation with or into another corporation in which outstanding shares of the Corporation, including shares of Series B Preferred Stock, are exchanged for securities or other consideration issued, or caused to be issued, by the other corporation or its subsidiary and, as a result of which transaction, the stockholders of this Corporation own 50% or less of the voting power of the surviving entity (other than a mere re-incorporation transaction), or (C) a sale, transfer or lease (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially an of the assets of the Corporation (other than to or by a majority-owned or wholly-owned subsidiary of the Corporation), shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of the Series B Preferred Stock to receive the amount that would be received in a liquidation, dissolution or winding up pursuant to Section 4(a) hereof, if the holders of at least 50% of the then outstanding shares of Series B Preferred Stock so elect by giving written notice thereof to the Corporation at least three business days before the effective date of such event. The Corporation will provide the holders of Preferred Stock with notice of all transactions which are to be treated as a liquidation, dissolution or winding up pursuant to this Section 4(c) twenty (20) days prior to the earlier of the vote relating to such transaction or the closing of such transaction.

(d) Distributions of Property. Whenever the distribution provided for in this Section 4 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors, unless the holders of 50% or more of the then outstanding shares of Series B Preferred Stock request, in writing, that an independent appraiser perform such valuation, then by an independent appraiser selected by the Board of Directors and reasonably acceptable to 50% or more of the holders of such series of Preferred Stock.

(4) Voting Power. Except as otherwise expressly provided herein or as required by law, holders of Series B Preferred Stock shall have all voting rights of those of the holders of Corporation common stock, based on ten thousand (10,000) votes of Common Stock for each one share of Series B Preferred Stock so held.

(5) Conversion Rights. There are no conversion rights.

(6) Registration Rights. Holders of Series B Preferred Stock shall be entitled to such demand and piggyback registration rights as shall be designated between each such Holder and the Corporation.

(7) Registration of Transfer. The Corporation will keep at its principal office a register for the registration of shares of Preferred Stock. Subject to the next sentence, upon the surrender of any certificate representing shares of Preferred Stock at such place, the Corporation will, at the request of the record holders of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing the aggregate number of shares of Preferred Stock represented by the surrendered certificate. It shall be a condition precedent to any such transfer that the Corporation shall receive an opinion of counsel reasonably acceptable to the Corporation that such certificates may be issued (and the Preferred Stock transferred) pursuant to an available exemption from the registration requirements of applicable state and federal securities laws. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock as is required by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

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(8) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity from the holder reasonably satisfactory to the Corporation or, in the case of such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

(9) No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times, in good faith, assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock hereunder.

(10) Notices of Record Date. In the event of:

(a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or Corporation,

(c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the earlier of (1) the date specified in such notice on which such record is to be taken and (2) the date on which such action is to be taken. Failure to mail such notice on a timely basis or any defect in such notice shall not affect the validity of any transaction or action referred to in this Section 10.

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(11) Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder). ·

B. Description and Designation of Series C Preferred Stock.

(1) Designation. A total of 150,000 shares of the Corporation’s Preferred Stock shall be designated as “Series C Preferred Stock”. As used herein, the term “Preferred Stock” used without reference to the Series C Preferred Stock means the shares of Series C Preferred Stock and the shares of any series of authorized Preferred Stock of the Corporation issued and designated from time to time by a resolution or resolutions of the Board of Directors, share for share alike and without distinction as to class or series, except as otherwise expressly provided below.

(2) Dividends. Holders of the Series C Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, on the same terms and conditions as that of holders of common stock, as may be declared by the Board of Directors.

(3) Liquidation. Dissolution or Winding Up.

(a) Treatment at Sale. Liquidation. Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, any distribution or payment shall be made to any holders of any shares of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series C Preferred Stock or Common Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated to be senior to, or on a parity with, the Series C Preferred Stock, holders of the shares of Series C Preferred Stock shall be entitled to be paid in cash first with the Series A Preferred Stock and Series B Preferred Stock out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to the price per share of Series C Preferred Stock originally paid to the Corporation by a holder, plus any and all accrued and unpaid dividends thereof (whether or not declared). Such amounts shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Series C Preferred Stock and such amount, as so determined, is referred to herein as the “Series C Liquidation Value” with respect to such shares.

(b) Insufficient Funds. If upon such liquidation, dissolution or winding up the assets or surplus funds of the Corporation to be distributed to the holders of shares of Series C Preferred Stock and any other then-outstanding shares of the Corporation’s capital stock ranking on a parity with respect to payment on liquidation with the Series C Preferred Stock, which shall include the Common Stock (such shares being referred to herein as the “Series C Parity Stock”) shall be insufficient to permit payment to such respective holders of the full Series C Liquidation Value and all other preferential amounts payable with respect to the Series C Preferred Stock and such Series C Parity Stock, then the assets available for payment or distribution to such holders shall be allocated among the holders of the Series C Preferred Stock and such Series C Parity Stock, pro rata, in proportion to the full respective preferential amounts to which the Series C Preferred Stock and such Series C Parity Stock are each entitled.

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(c) Certain Transactions Treated as Liquidation. For purposes of this Section 4, (A) any sale, exchange, conveyance or other disposition of the capital stock of the Corporation in a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or shifts, (B) any acquisition of the Corporation by means of merger or other form of corporate reorganization or consolidation with or into another corporation in which outstanding shares of the Corporation, including shares of Series C Preferred·Stock, are exchanged for securities or other consideration issued, or caused to be issued, by the other corporation or its subsidiary and, as a result of which transaction, the stockholders of this Corporation own 50% or less of the voting power of the surviving entity (other than a mere re-incorporation transaction), or (C) a sale, transfer or lease (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially an of the assets of the Corporation (other than to or by a majority-owned or wholly-owned subsidiary of the Corporation), shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of the Series C Preferred Stock to receive the amount that would be received in a liquidation, dissolution or winding up pursuant to Section 4(a) hereof, if the holders of at least 50% of the then outstanding shares of Series C Preferred Stock so elect by giving written notice thereof to the Corporation at least three (3) business days before the effective date of such event. The Corporation will provide the holders of Preferred Stock with notice of all transactions which are to be treated as a liquidation, dissolution or winding up pursuant to this Section 4(c) twenty (20) days prior to the earlier of the vote relating to such transaction or the closing of such transaction.

(d) Distributions of Property. Whenever the distribution provided for in this Section 4 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors, unless the holders of 50% or more of the then outstanding shares of Series C Preferred Stock request, in writing, that an independent appraiser perform such valuation, then by an independent appraiser selected by the Board of Directors and reasonably acceptable to 50% or more of the holders of such series of Preferred Stock.

(4) Voting Power. Except as otherwise expressly provided herein or as required by law, holders of Series B Preferred Stock shall have all voting rights of those of the holders of Corporation common stock, based on five thousand (5,000) votes of Common Stock for each one share of Series C Preferred Stock so held.

(5) Conversion Rights. There are no conversion rights.

(6) Registration Rights. Holders of Series C Preferred Stock shall be entitled to such demand and piggyback registration rights as shall be designated between each such Holder and the Corporation.

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(7) Registration of Transfer. The Corporation will keep at its principal office a register for the registration of shares of Preferred Stock. Subject to the next sentence, upon the surrender of any certificate representing shares of Preferred Stock at such place, the Corporation will, at the request of the record holders of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing the aggregate number of shares of Preferred Stock represented by the surrendered certificate. It shall be a condition precedent to any such transfer that the Corporation shall receive an opinion of counsel reasonably acceptable to the Corporation that such certificates may be issued (and the Preferred Stock transferred) pursuant to an available exemption from the registration requirements of applicable state and federal securities laws. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock as is required by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

(8) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity from the holder reasonably satisfactory to the Corporation or, in the case of such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

(9) No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times, in good faith, assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock hereunder.

(10) Notices of Record Date. In the event of:

(a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or Corporation,

(c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the earlier of (1) the date specified in such notice on which such record is to be taken and (2) the date on which such action is to be taken. Failure to mail such notice on a timely basis or any defect in such notice shall not affect the validity of any transaction or action referred to in this Section 10.

(11) Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder). ·

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IN WITNESS WHEREOF, the Corporation has made the foregoing Amendment to the Amended and Restated Certificate of Incorporation and the President has hereunto set his hand as of the ___ day of December, 2020.

TESORO ENTERPRISES, INC.

By:	/s/ Brian Foote
Brian Foote, President

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